Exhibit 4.7

CEMEX, S.A.B. DE C.V.,

as Issuer

and

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

DATED AS OF March 14, 2023

SUBORDINATED NOTES

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S
EXHIBIT C	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144
EXHIBIT D	FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144A

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INDENTURE, dated as of March 14, 2023, between CEMEX, S.A.B. de C.V., a publicly traded variable stock corporation (sociedad anónima bursátil de capital variable) (the “Company”), organized under the laws of the United Mexican States (“Mexico”) and The Bank of New York Mellon, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Subordinated Notes issued hereunder (the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“5.125% Subordinated Notes” means the $1,000,000,000 aggregate principal amount of 5.125% Subordinated Notes of the Company issued pursuant to the indenture, dated as of June 8, 2021, among the Company and The Bank of New York Mellon, as trustee.

“Accounting Event” means that a recognized accounting firm, acting upon the Company’s instructions, has delivered a letter, opinion or report to the Company, stating that, as a result of a change after the Issue Date (a “Change”) in the accounting rules, methodology (or the application thereof) or official interpretations of the IASB or similar governing body effective in Mexico, the Notes, in whole or in part, may not or may no longer, from the implementation of the relevant new IFRS or any other accounting standards that may replace IFRS for the purposes of the Company’s consolidated financial statements, be recorded as “equity” pursuant to IFRS as in effect in Mexico or any other accounting standards that may replace IFRS for the purposes of the Company’s consolidated financial statements; provided that, the Company may give a notice of redemption of the Notes as a result of the occurrence of an Accounting Event at any time from and including the earlier of (x) the date such Change is officially announced or (y) the date such Change is officially adopted, which may be before such Change has come into effect.

“Additional Amounts” has the meaning assigned to it in Section 4.04(b).

“Additional Note Board Resolutions” means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officer’s Certificate providing for the issuance of Additional Notes.

“Additional Note Certificate” has the meaning assigned to it in Section 2.13(b).

“Additional Notes” means the Company’s Subordinated Notes originally issued after the Issue Date pursuant to Section 2.13, including any replacement Notes as specified in the relevant Additional Note Board Resolutions or Additional Note Supplemental Indenture issued therefor in accordance with this Indenture.

“Additional Note Supplemental Indenture” means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article VIII providing for the issuance of Additional Notes.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agents” means any Paying Agent, Transfer Agent, Authenticating Agent, Registrar, co-Registrar or other agent appointed pursuant to this Indenture.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in a Global Note, the rules and procedures of DTC, Euroclear and Clearstream, as the case may be, that apply to such transfer or exchange, including the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” of Euroclear and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream.

“Arrears of Interest” has the meaning assigned to it in Section 2.16(b).

“Authentication Order” has the meaning assigned to it in Section 2.02(c).

“Authenticating Agent” has the meaning assigned to it in Section 2.02(b).

“Authorized Agent” has the meaning assigned to it in Section 9.07(c).

“Authorized Officers” has the meaning assigned to it in Section 9.01(d).

A “Bankruptcy Event” shall have occurred if a decree or order by a court having jurisdiction shall have been entered (i) declaring the Company to be bankrupt or in concurso mercantil or adjudging the Company as in quiebra or insolvent; (ii) approving as properly filed a petition seeking the Company’s reorganization, concurso mercantil or quiebra under any Bankruptcy Law, or (iii) for the appointment of a receiver or liquidator or conciliador or similar official or for the Company’s liquidation or dissolution under any Bankruptcy Law, and with respect to each of the preceding clauses, such decree or order shall have continued undischarged and unstayed for a period of one hundred and twenty (120) days.

“Bankruptcy Law” means Title 11 of the U.S. Code, the Mexican Ley de Concursos Mercantiles or any similar federal, state or non-U.S. law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City are authorized or required by law, regulation or other governmental action to remain closed.

“Capital Stock” means (i) each class of the Company’s Common Stock and Preferred Stock, and (ii) any warrants, rights or options to purchase any of the Company’s Common Stock and Preferred Stock, but excluding any Convertible Indebtedness.

“Certificated Note” means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.07 and Exhibit A.

“Change of Control” means the beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Commission) of twenty percent (20%) or more in voting power of the outstanding Voting Stock of the Company is acquired by any Person. Notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control if (1) the Company becomes a direct or indirect Wholly-Owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) has beneficial ownership of twenty percent (20%) or more in voting power of the Voting Stock of such holding company.

“Change of Control Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Clearstream” means Clearstream Banking, société anonyme, or the successor to its securities clearance and settlement operations.

“Code” has the meaning assigned to it in Section 4.04(b).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of the Company’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests. For the avoidance of doubt, “Common Stock” will be deemed to include the Company’s ordinary participation certificates (certificados de participación ordinaria) and American depositary shares.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor thereof.

A “Compulsory Arrears of Interest Settlement Event” shall have occurred if:

(1)	a cash dividend, other cash distribution or payment in cash of any nature is validly declared, paid or made in respect of any Capital Stock or Parity Security (other than the Notes); or

(2)	the Company, or any of its Subsidiaries, have repurchased (including repurchases in the open market), redeemed or otherwise acquired any Capital Stock or Parity Security (other than the Notes);

except, in each case, (x) where the Company, or any of its Subsidiaries is, obligated under the terms of such securities to make such declaration, distribution, payment, redemption, repurchase or acquisition, (y) upon any purchase of Capital Stock undertaken in connection with any existing or future buy-back program, share option, employee stock option plan or other employee participation plan or free share allocation program reserved for directors, officers and/or employees of the Company, its Subsidiaries, its Affiliates and its and their respective investees or any associated hedging transaction or the hedging of any Convertible Indebtedness, or (z) in respect of the redemption, repurchase or acquisition of Parity Securities (other than the Notes), where such redemption, repurchase or acquisition is effected as a cash tender offer or exchange offer at a purchase price per security which is below its par value.

“Convertible Indebtedness” means any financial obligations the terms of which provide for conversion into, or exchange for, the Company’s Common Stock, cash in lieu thereof and/or a combination of the Company’s Common Stock and cash in lieu thereof.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street, Floor 7 East, New York, New York 10286, Attention: International Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“Defaulted Interest” has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.

“Deferred Interest” means interest payments payable upon the Notes deferred at the option of the Company pursuant to the provisions set forth in Section 2.16.

“Distribution Compliance Period” means, in respect of any Regulation S Global Note, the 40 consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than “distributors” (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the issue date for such Notes.

“DTC” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

“DTC Participants” has the meaning assigned to it in Section 2.06(b).

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System, or its successor in such capacity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“FATCA” has the meaning assigned to it in Section 4.04(b).

“Federal Reserve” means the Board of Governors of the United States Federal Reserve System.

“First Call Date” means March 14, 2028, the date that is three months prior to First Reset Date.

“First Reset Date” means June 14, 2028.

“First Step-up Date” means June 14, 2028.

“First Step-up Margin” means 0.25% per annum.

“Fitch” means Fitch Ratings, Ltd. or any successor to the rating agency business thereof.

“Global Note” means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with appropriate legends as specified in Section 2.07 and Exhibit A.

“Holder” means the Person in whose name a Note is registered in the Note Register, and not those who own beneficial interests in Notes issued in book-entry form through DTC or in Notes registered in street name.

“H.15” means the daily statistical release designated as such, or any successor publication, published by the Federal Reserve and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date. H.15 may be currently obtained at the following website: https://www.federalreserve.gov/releases/h15.

“IFRS” means the standards and interpretations issued by the IASB which includes the (i) International Financial Reporting Standards, (ii) International Accounting Standards, (iii) the interpretations of the International Financial Reporting Interpretations Committee, and (iv) the interpretations of the former Committee of Interpretation.

“IASB” means the International Accounting Standards Board.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Margin” means 4.907% per annum.

“Instructions” has the meaning assigned to it in Section 9.01(d).

“Interest Payment Date” means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P.

“Issue Date” means March 14, 2023.

“Issue Date Notes” means the $1,000,000,000 aggregate principal amount of Notes originally issued on the Issue Date, and any replacement Notes issued therefor in accordance with this Indenture.

A “Liquidation Event” shall have occurred if the Company is liquidated for any reason other than pursuant to a consolidation, amalgamation or merger or other reorganization.

“Make-Whole Amount” has the meaning assigned to it in Section 3.01(a).

“Mandatory Payment Date” means the earlier of:

(a)	as soon as reasonably practical, but in no event later than the tenth Business Day following the occurrence of a Compulsory Arrears of Interest Settlement Event;

(b)	the date on which the Notes are redeemed in whole or repaid in full in accordance with the terms of this Indenture;

(c)	an Interest Payment Date in respect of which the Company has not elected to defer payment of the relevant scheduled interest payment with respect to the Notes; or

(d)	the date on which a Liquidation Event occurs.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Notes” has the meaning assigned to it in the second introductory paragraph of this Indenture.

“Note Custodian” means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

“Note Register” has the meaning assigned to it in Section 2.03(a).

“Officer” means, when used in connection with any action to be taken by the Company, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Secretary or an attorney-in-fact of the Company, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person, who must be the principal executive officer, the principal financial officer, the treasurer, the Vice President – Corporate Finance, the principal accounting officer or an attorney-in-fact of such Person, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Optional Redemption” has the meaning assigned to it in Section 3.01(b).

“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, for the payment, redemption or purchase of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company or an Affiliate of the Company (if the Company or such Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) Notes which have been replaced or surrendered pursuant to Section 2.08 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding and shall not be eligible to vote, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon such Notes or any Affiliate of the Company or of such other obligor.

“Parity Securities” means, at any time, the Notes, the 5.125% Subordinated Notes and any other securities which rank pari passu with the Notes. The term Parity Securities shall apply mutatis mutandis to any instruments issued by any of the Company’s Subsidiaries, where relevant, provided that each such instrument shall qualify as Parity Securities only to the extent such instrument is guaranteed by the Company or the Company otherwise assumes liability for it, and the obligations of the Company under the relevant guarantee or other assumption of liability rank pari passu with the Company’s obligations under Parity Securities.

“Paying Agent” has the meaning assigned to it in Section 2.03(a).

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of corporate stock that have preferential rights over any other Capital Stock with respect to dividends, distributions or mandatory redemptions or upon liquidation.

“Private Placement Legend” has the meaning assigned to it in Section 2.07(b).

“QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

“Qualifying Equivalent Securities” means securities that have terms not materially less favorable to Holders, as reasonably determined by the Company in consultation with an independent investment bank, independent financial advisor or legal counsel of international standing on the subject, and which:

(a) contain terms providing for the same interest rate and interest payment dates applying to the Notes;

(b) rank senior to or have the same ranking as the Notes;

(c) contain new terms providing for deferral of payments of interest only if such terms are not materially less favorable to Holders than the deferral provisions contained in the Notes;

(d) preserve all obligations (including the obligations arising from the exercise of any right) as to principal and as to repayment of the Notes, including (without limitation) as to timing of, and amounts payable upon, such repayment;

(e) do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares;

(f) preserve any rights to any accrued and unpaid interest, and any existing rights to other amounts payable under the Notes, which have accrued to Holders and not been paid; and

(g) may include a feature which contains a term for the mandatory repayment of such equivalent securities on a specified date which shall not be earlier than the next following date on which the Notes may otherwise be redeemed (and the inclusion of such feature shall be deemed not to be materially less favorable to Holders as compared with the terms of the Notes).

“Rating Agencies” means S&P and Fitch.

“Rating Downgrade Event” means that the rating of the Notes by both Rating Agencies, or if the Notes are rated by a single Rating Agency, the rating of the Notes by such Rating Agency, is decreased by one or more gradations (including gradations within rating categories as well as between rating categories) at any time within ninety (90) days after the earlier of the date of public notice of the occurrence of a Change of Control or of the Company’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Rating Downgrade Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Downgrade Event for purposes of the definition of Change of Control Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Downgrade Event); provided further that a Rating Downgrade Event shall be deemed to have occurred to the extent that the Notes are not rated by any Rating Agency.

“Rating Methodology Event” means that the Company certifies in a notice to the Trustee that, due to an amendment, clarification or change in the assessment criteria of any Rating Agency under its hybrid capital methodology or in the interpretation thereof, in each case occurring or becoming effective after the Issue Date (or, if “equity credit” is not assigned to the Notes by the relevant Rating Agency on the Issue Date, the date on which “equity credit” is assigned by such Rating Agency for the first time):

(i)

all or any of the Notes are being assigned a level of “equity credit” that is lower than the level or equivalent level of “equity credit” assigned to the Notes by such Rating Agency on the Issue Date or, if “equity credit” is not assigned to the Notes by the relevant Rating Agency on the Issue Date, at the date on which “equity credit” is assigned by such Rating Agency for the first time;

(ii)

if the Notes have been partially re-financed since the Issue Date and are no longer eligible for “equity credit” in part or in full as a result, paragraph (i) above would have applied had the Notes not been re-financed; or

(iii)

the length of time the Notes are assigned a particular level of “equity credit” by that Rating Agency would be shortened compared to the length of time they would have been assigned that level of “equity credit” by that Rating Agency on the initial issuance of the Notes.

“Record Date” has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

“Redemption Price” means:

(i)	in the case of a Rating Methodology Event, a Tax Deductibility Event or an Accounting Event, either:

(1)	a redemption price equal to 101% of the principal amount of the Notes to be redeemed, if the date fixed for redemption falls prior to the First Call Date;

(2)	a redemption price equal to 100% of the principal amount of the Notes to be redeemed, if the date fixed for redemption falls on or after the First Call Date;

(ii)	in the case of a Withholding Tax Event, a Substantial Repurchase Event or a Change of Control Event, a redemption price equal to 100% of the principal amount of the Notes to be redeemed;

in each case, plus accrued and unpaid interest (including any Deferred Interest and Arrears of Interest) and any Additional Amounts due up to (but not including) the Redemption Date of the Notes, and Additional Amounts, if any, with respect to such payment.

“Redemption Date” means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and such Notes.

“Reference Rate” means, for any Reset Interest Determination Date, as applicable, (a) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the weekly average yield to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (b) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the most recent weekly average yield to maturity for two series of U.S. Treasury securities trading in the public securities market, (i) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (ii) the other maturity as close as possible to, but later than the Reset Date following the next succeeding Reset Interest Determination Date, in each case as published in the most recent statistical release designated H.15 or any successor publication which is published by the Federal Reserve as of 5:00 p.m. (Eastern Time) on the applicable Reset Interest Determination Date. If the Reference Rate cannot be determined pursuant to the methods described in clauses (a) or (b) above, then the Reference Rate will be the same interest rate determined for the prior Reset Interest Determination Date or, in the case of the Reset Period commencing on the First Reset Date, the rate equal to 4.218% per annum.

“Registrar” has the meaning assigned to it in Section 2.03(a).

“Regulation S” means Regulation S under the Securities Act (or any successor rule), as amended.

“Regulation S Global Note” has the meaning assigned to it in Section 2.01(e).

“Resale Restriction Termination Date” means, for any Restricted Note (or beneficial interest therein), one year from the Issue Date or, if any Additional Notes that are Restricted Notes have been issued before the Resale Registration Termination Date for any Restricted Notes, from the latest such original issue date of such Additional Notes.

“Reset Date” means the First Reset Date and each date falling on the five-year anniversary of a Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of the relevant Reset Period.

“Reset Period” means the period from (and including) the First Reset Date to (but excluding) the next succeeding Reset Date and subsequently each period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.

“Restricted Note” means any Issue Date Note (or beneficial interest therein) or any Additional Note (or beneficial interest therein) not originally issued and sold pursuant to an effective registration statement under the Securities Act, until such time as:

(a) the Resale Restriction Termination Date therefor has passed;

(b) such Note is a Regulation S Global Note and the Distribution Compliance Period therefor has terminated; or

(c) the Private Placement Legend therefor has otherwise been removed pursuant to Section 2.08(d) or, in the case of a beneficial interest in a Global Note, such beneficial interest has been exchanged for an interest in a Global Note not bearing a Private Placement Legend.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule), as amended.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule), as amended.

“Rule 144A Global Note” has the meaning assigned to it in Section 2.01(d).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to its rating agency business thereof.

“Second Step-up Date” means (i) if by (and effective on) the thirtieth (30th) calendar day preceding the First Step-up Date the Company is assigned an Investment Grade Rating by S&P, June 14, 2048; and, if not, (ii) June 14, 2043.

“Second Step-up Margin” means 0.75% per annum.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Senior Indebtedness” means all of the Company’s financial obligations other than financial obligations in respect of Capital Stock and Parity Securities.

“Special Record Date” has the meaning assigned to it in Section 2.12(a).

“Subsidiary” means with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than fifty percent (50%) of (a) in the case of a corporation, the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency that has not occurred and is not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the voting or other power to control the actions of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the voting or other power to control the actions of such trust or estate, is at the time directly or indirectly owned or controlled by (x) such Person, (y) such Person and one or more of its other Subsidiaries or (z) one or more of such Person’s other Subsidiaries. Unless the context otherwise requires, all references herein to “Subsidiaries” shall refer to the Company’s Subsidiaries.

A “Substantial Repurchase Event” shall have been deemed to have occurred if, prior to the giving of the relevant notice of redemption, at least 75% of the initial aggregate principal amount of the Notes has been purchased by the Company or on behalf of the Company.

“Substitution or Variation Event” has the meaning assigned to it in Section 3.11(a).

“Tax Law Change” means any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico or any political subdivision thereof affecting taxation, or any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after the Issue Date.

A “Tax Deductibility Event” shall be deemed to have occurred with respect to the Notes if, as a result of a Tax Law Change (even if such change is not yet effective), payments of interest by the Company in respect of the Notes are no longer, or within ninety (90) calendar days of the date of any opinion provided pursuant to Section 3.06 of this Indenture will no longer be, deductible in whole or in part for corporate income tax purposes in Mexico or any political subdivision or taxing authority thereof or therein affecting taxation, and the Company cannot avoid the foregoing by taking reasonable measures available to the Company.

“Taxes” has the meaning assigned to it in Section 4.04(a).

“Taxing Jurisdiction” has the meaning assigned to it in Section 4.04(a).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, “TIA” means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

“Transfer Agent” has the meaning assigned to it in Section 2.03(a).

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third U.S. Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent H.15 under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the First Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third U.S. Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second U.S. Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Call Date, as applicable. If there is no United States Treasury security maturing on the First Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Call Date, one with a maturity date preceding the First Call Date and one with a maturity date following the First Call Date, the Company shall select the United States Treasury security with a maturity date preceding the First Call Date. If there are two or more United States Treasury securities maturing on the First Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor thereof.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, having direct responsibility for the administration of this Indenture, or any other officer of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“USA PATRIOT Act” has the meaning assigned to it in Section 9.14.

“U.S. Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law, regulation or other governmental action to remain closed.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of, or guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” with respect to any Person, means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

A “Withholding Tax Event” shall be deemed to have occurred with respect to the Notes if, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction (or any political subdivision thereof) affecting taxation, or any amendment to or change in an official interpretation or application of such laws, rules or regulations that has a general effect, which amendment to or change of such laws, rules or regulations becomes effective on or after the later of (x) the Issue Date and, in the case of a merger, consolidation or other transaction permitted and described under Section 4.02, the date of such transaction, we would be obligated, after taking all reasonable measures to avoid this requirement, to pay Additional Amounts in excess of those attributable to a Mexican withholding tax rate of 4.9% with respect to such Notes.

“Wholly-Owned Subsidiary” means, for any Person, any Subsidiary of which at least 99.5% of the outstanding Capital Stock (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

Section 1.02. Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3)	“or” is not exclusive;

(4)	“including” means including without limitation;

(5)	words in the singular include the plural and words in the plural include the singular;

(6)	references to the payment of principal on the Notes shall include applicable premium, if any; and

(7)

the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with IFRS.

ARTICLE II

THE NOTES

Section 2.01. Form and Dating.

(a) The Issue Date Notes are being originally offered and sold by the Company pursuant to a Purchase Agreement, dated as of March 9, 2023, among the Company, and BBVA Securities Inc., BNP Paribas Securities Corp., BofA Securities, Inc., Intesa Sanpaolo S.p.A., London Branch, and J.P. Morgan Securities LLC, as initial purchasers. The Notes will be issued in fully-registered certificated form without interest coupons, and only in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. Each such Global Note shall constitute a single Note for all purposes under this Indenture. Certificated Notes, if issued pursuant to the terms hereof, will be issued in fully registered certificated form without coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A.

(b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted in this Indenture, all Notes (including any Additional Notes) shall be identical in all respects. Notwithstanding any differences among them, all Notes issued under this Indenture shall vote and consent together on all matters as one class and are otherwise treated as a single issue of securities, except as otherwise provided in this Indenture.

(c) The Notes may have notations, legends or endorsements reasonably acceptable to the Company as specified in Section 2.07 or as otherwise required by law, stock exchange rule or DTC, Euroclear or Clearstream rule or usage. The Company shall approve any changes to the form of the Notes attached to this Indenture and any additional notation, legend or endorsement required to be inserted on them. Each Note shall be dated the date of its authentication.

(d) Notes originally offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more permanent Global Notes (each, a “Rule 144A Global Note”).

(e) Each Rule 144A Global Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian and registered in the name of DTC or its nominee, for credit to the accounts maintained at DTC. In no event shall any Person hold an interest in a Rule 144A Global Note other than in or through accounts maintained at DTC.

(f) Notes originally offered and sold to persons outside the United States in reliance on Regulation S will be issued in the form of one or more permanent Global Notes (each, a “Regulation S Global Note”).

(g) Each Regulation S Global Note shall be deposited on behalf of the purchasers of the Notes represented thereby with the Note Custodian and registered in the name of DTC or its nominee, for credit to the accounts maintained at DTC by or on behalf of Euroclear or Clearstream. In no event shall any Person hold an interest in a Regulation S Global Note other than in or through accounts maintained at DTC by or on behalf of Euroclear or Clearstream.

Section 2.02. Execution and Authentication.

(a) Any Officer of the Company may sign the Notes for the Company by manual, facsimile or electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

(b) A Note shall not be valid until electronically or manually authenticated by an authorized signatory of the Trustee or an agent appointed by the Trustee (and reasonably acceptable to the Company) for such purpose (an “Authenticating Agent”). The electronic or manual signature of an authorized signatory of the Trustee or an Authenticating Agent on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture. Unless limited by the terms of its appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by an Officer of the Company (the “Authentication Order”). An Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

(d) In case a Successor Issuer has executed an indenture supplemental hereto with the Trustee pursuant to Section 4.02, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Issuer be exchanged for other Notes executed in the name of the Successor Issuer with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Authentication Order of the Successor Issuer, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Successor Issuer pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such Successor Issuer, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

Section 2.03. Registrar, Paying Agent and Transfer Agent.

(a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, that shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange (the “Registrar”), where Notes may be presented or surrendered for registration of transfer or for exchange (the “Transfer Agent”), where Notes may be presented for payments (the “Paying Agent”) and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Company may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

(b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, co-Registrar or Transfer Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Company or any Affiliate of the Company may act as Transfer Agent, Paying Agent, Registrar, co-Registrar or Transfer Agent.

(c) The Company initially designates the Corporate Trust Office of the Trustee as such office or agency of the Company as required by Section 2.03(a) and appoints the Trustee as Registrar, Paying Agent, Transfer Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

(d) The Company may change the Paying Agent, Transfer Agent and the Registrar without notice to Holders.

Section 2.04. Paying Agent to Hold Money in Trust(a) . The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing if the Company fails to make any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent (if other than the Company or any

Affiliate of the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Bankruptcy Law with respect to the Company or any Affiliate of the Company, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent. With respect to Certificated Notes, such Notes shall be surrendered to the Paying Agent by the Holders thereof in order for such Holders to receive principal payment thereon.

Section 2.05. Holder Lists(a) . The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. At any time that the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holder.

Section 2.06. Global Note Provisions.

(a) Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section 2.07 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the Schedule of Increases and Decreases in Global Note attached to such Global Note (the form of which is attached hereto) and on the records of the Note Custodian, as provided in this Indenture.

(b) Ownership of beneficial interests in each Global Note will be limited to members of, or participants in, DTC (“DTC Participants”) or persons who hold interests through DTC participants (including Euroclear and Clearstream). Under procedures established by DTC:

(1)	upon deposit of each Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC Participants designated by the Holders; and

(2)

ownership of beneficial interests in each Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to other owners of beneficial interests in the Global Note).

(c) Except as provided in clause (iii) of Section 2.07(d), DTC Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, and the Paying Agent, the Transfer Agent, the Note Custodian, the Registrar and any of their respective agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee, the Paying Agent, the Transfer Agent, the Note Custodian, the Registrar and any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by DTC or (ii) impair, as between DTC and its DTC Participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for such beneficial interests.

(1)

Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if (A) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or (B) DTC ceases to be registered as a clearing agency under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice. In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this clause (1) of this Section 2.7(d), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon an Authentication Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations, and the Registrar shall register such exchanges in the Note Register.

(2)

If an event described in clause (1) of Section 2.07(d) occurs and Certificated Notes are not issued promptly to all beneficial owners, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 5.03 hereof, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Certificated Notes had been issued.

(e) In connection with any proposed transfer outside of a book-entry system, there shall be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may conclusively rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.07. Legends.

(a) Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

(b) Each Restricted Note shall bear the private placement legend specified therefor in Exhibit A on the face thereof (the “Private Placement Legend”).

Section 2.08. Transfer and Exchange.

(a) Transfers of Beneficial Interests in a Rule 144A Global Note. If the owner of a beneficial interest in a Rule 144A Global Note that is a Restricted Note wishes to transfer such interest (or portion thereof) pursuant to Rule 144 (if available) or to a Non-U.S. Person pursuant to Regulation S:

(1)	upon receipt by the Registrar of::

(A) instructions from a DTC Participant given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a beneficial interest in the Regulation S Global Note in a principal amount equal to the principal amount of the beneficial interest to be transferred;

(B) instructions given in accordance with the Applicable Procedures containing information regarding the account to be credited with such increase, and

(C) a certificate in the form of Exhibit B or Exhibit C hereto, as applicable, duly executed by the transferor;

(2)

the Note Custodian shall increase the Regulation S Global Note and decrease the Rule 144A Global Note in accordance with the foregoing, and the Registrar shall register the transfer in the Note Register.

(b) Transfers of Beneficial Interests in a Regulation S Global Note. Subject to the Applicable Procedures, the following provisions shall apply with respect to any proposed transfer of an interest in a Regulation S Global Note that is a Restricted Note. If the owner of a beneficial interest in a Regulation S Global Note that is a Restricted Note wishes to transfer such interest (or a portion thereof) to a QIB pursuant to Rule 144A:

(1)	upon receipt by the Registrar of:

(A) instructions from a DTC Participant given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in a principal amount equal to the principal amount of the beneficial interest to be transferred,

(B) instructions given in accordance with the Applicable Procedures containing information regarding the account to be credited with such increase, and

(C) a certificate in the form of Exhibit C hereto, duly executed by the transferor;

(2)

the Note Custodian shall increase the Rule 144A Global Note and decrease the Regulation S Global Note in accordance with the foregoing, and the Registrar shall register the transfer in the Note Register.

(c) Other Transfers. Any registration of transfer of Restricted Notes (including Certificated Notes) not described above (other than a transfer of a beneficial interest in a Global Note that does not involve an exchange of such interest for a Certificated Note or a beneficial interest in another Global Note, which must be effected in accordance with applicable law and the Applicable Procedures, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such Opinions of Counsel, certificates and such other evidence reasonably required by and satisfactory to the Company in order to ensure compliance with the Securities Act or in accordance with paragraph (d) of this Section 2.08.

(d) Use and Removal of Private Placement Legends. Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) not bearing (or not required to bear upon such transfer, exchange or replacement) a Private Placement Legend, the Note Custodian and Registrar shall exchange such Notes (or beneficial interests) for beneficial interests in a Global Note (or Certificated Notes if they have been issued pursuant to Section 2.06(d)) that does not bear a Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes (or beneficial interests in a Global Note) bearing a Private Placement Legend, the Note Custodian and Registrar shall deliver only Notes (or beneficial interests in a Global Note) that bear a Private Placement Legend unless:

(1)

such Notes (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit D and an Opinion of Counsel reasonably satisfactory to the Registrar;

(2)

such Notes (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor and, in the case of any such Restricted Notes, the Company has complied with the applicable procedures for delegending in accordance with Section 2.08(h); or

(3)

in connection with such registration of transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel, certificates and such other evidence reasonably satisfactory to the Company and the Registrar to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Holder of a Global Note bearing a Private Placement Legend may exchange an interest therein for an equivalent interest in a Global Note not bearing a Private Placement Legend upon transfer of such interest pursuant to this Section 2.08(d).

(e) Consolidation of Global Notes. If a Global Note not bearing a Private Placement Legend is Outstanding at the time of a removal of legends pursuant to Section 2.08(h), any interests in a Global Note delegended pursuant to Section 2.08(h) shall be exchanged for interests in such Outstanding Global Note, subject to the proviso at the end of Section 2.13(a).

(f) Retention of Documents. The Registrar and the Trustee shall retain copies of all letters, notices and other written communications received pursuant to this Article II and in accordance with the Trustee’s, or if different, the Registrar’s, record retention procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar or the Trustee, as the case may be.

(g) General Provisions Relating to Transfers and Exchanges.

(1)

Subject to the other provisions of this Section 2.08, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(2)

To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute, and upon an Authentication Order, the Trustee will authenticate and make available for delivery, Certificated Notes and Global Notes at the Registrar’s or co-Registrar’s request.

(3)

No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith.

(4)

The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (x) any Note for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date and (y) any Note selected for repurchase or redemption, except the unrepurchased or unredeemed portion thereof, if any.

(5)

Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Transfer Agent, the Registrar or any co-Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Transfer Agent, the Registrar or any co-Registrar or the Note Custodian shall be affected by notice to the contrary.

(6)

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(7)

Subject to Section 2.06 and this Section 2.08 in connection with the exchange of a portion of a Certificated Note for a beneficial interest in a Global Note, the Trustee shall cancel such Certificated Note, and the Company shall execute, and upon an Authentication Order, the Trustee shall authenticate and make available for delivery to the exchanging Holder, a new Certificated Note representing the principal amount not so exchanged.

(h) Applicable Procedures for Delegending.

(1)

Promptly after one year has elapsed following (A) the Issue Date or (B) if the Company has issued Additional Notes with the same terms and the same CUSIP number as the Issue Date Notes pursuant to this Indenture within one year following the Issue Date, the date of original issuances of such Additional Notes, if the relevant Notes are freely tradable pursuant to Rule 144 under the Securities Act by Holders who are not Affiliates of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied), the Company may, at its sole option:

(A) instruct the Trustee in writing to remove the Private Placement Legend from such Notes, and upon receipt of such instruction, the Private Placement Legend shall be deemed removed from any Global Notes representing such Notes without further action on the part of Holders;

(B) notify Holders of such Notes that the Private Placement Legend has been removed or deemed removed; and

(C) instruct DTC to change the CUSIP number for such Notes to the unrestricted CUSIP number for the Notes.

(2)

Any Restricted Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Restricted Note for exchange to the Registrar in accordance with the provisions of Article II of this Indenture, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend. The Company shall notify the Trustee in writing upon occurrence of the Resale Restriction Termination Date for any Note.

(3)	In the case of a Regulation S Global Note, after the Resale Restriction Termination Date of any such Regulation S Global Note, the Company may, at its sole option:

(A) instruct the Trustee in writing to remove the Private Placement Legend from such Regulation S Global Note (including setting forth the basis for such removal), and upon receipt of such instruction, the Private Placement Legend shall be deemed removed from such Regulation S Global Note without further action on the part of Holders; and

(B) instruct DTC to change the CUSIP number for such Notes to the unrestricted CUSIP number for the Notes.

(4)

Notwithstanding any provision herein to the contrary, in the event that Rule 144 as promulgated under the Securities Act (or any successor rule) is amended to change the one-year holding period thereunder (or the corresponding period under any successor rule), (A) each reference in this Section 2.08(h) to “one year” and in the Private Placement Legend described in Section 2.08(b) and Exhibit A to “ONE YEAR” shall be deemed for all purposes hereof to be references to such changed period, and (B) all corresponding references in this Indenture (including the definition of Resale Restriction Termination Date), the Notes and the Private Placement Legends thereon shall be deemed for all purposes hereof to be references to such changed period; provided, that such changes shall not become effective if they are otherwise prohibited by, or would otherwise cause a violation of, the then-applicable federal securities laws; provided further that if such change does not apply to existing Notes, all references to “one year” in this Indenture shall not be deemed for all purposes hereof to be references to such changed period. This Section 2.08(h) shall apply to successive amendments to Rule 144 (or any successor rule) changing the holding period thereunder

(i) No Obligation of the Trustee or Agents.

(1)

The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, DTC Participants or any other Persons with respect to the accuracy of the records of DTC or its nominee or of DTC Participants, with respect to any ownership interest in the Notes or with respect to the delivery to any DTC Participant, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its DTC Participants and any beneficial owners.

(2)

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC Participants or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09. Mutilated, Destroyed, Lost or Stolen Notes.

(a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute, and upon an Authentication Order, the Trustee shall authenticate and make available for delivery, a replacement Note for such mutilated, lost or stolen Note, of like tenor and principal amount, bearing a number not contemporaneously Outstanding if:

(1)	the requirements of Section 8-405 of the Uniform Commercial Code are met,

(2)	the Holder satisfies any other reasonable requirements of the Trustee, and

(3)	neither the Company nor the Trustee has received notice that such Note has been acquired by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Transfer Agent, the Registrar or any co-Registrar and the Note Custodian from any loss that any of them may suffer if a Note is replaced.

(b) Upon the issuance of any new Note under this Section 2.09, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

(c) Every new Note issued pursuant to this Section 2.09 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute, and upon an Authentication Order the Trustee will authenticate and make available for delivery, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute, and upon an Authentication Order the Trustee will authenticate and make available for delivery, definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company pursuant to Section 2.03 for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company will execute and upon an Authentication Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Transfer Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of canceled Notes in accordance with its policy of disposal or upon written request of the Company, return to the Company of all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a registration of transfer or exchange upon an Authentication Order.

Section 2.12. Defaulted Interest. Subject to the Company’s right to defer interest payments on the Notes as set forth in Section 2.16, payment of which has not become mandatory under this Indenture, when any installment of interest payable under the Notes becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.12(a) or (b).

(a) The Company may elect to make payment of any Defaulted Interest (including any interest payable on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a “Special Record Date”), which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited by the Company to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.12(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than ten (10) calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.12(b).

(b) The Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.12(b), such manner of payment shall be deemed practicable by the Trustee. The Trustee shall in the name and at the expense of the Company cause prompt notice of the proposed payment and the date thereof to be sent, first-class mail, postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register.

Section 2.13. Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A identical to those of the other Outstanding Notes, except with respect to:

(1)	the Issue Date;

(2)	the amount of interest payable on the first Interest Payment Date therefor;

(3)	the issue price; and

(4)

any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any Outstanding Notes (other than such Additional Notes).

The Issue Date Notes and any Additional Notes shall be treated as a single series for all purposes under this Indenture; provided that such Additional Notes are either (i) part of the same “issue” as the Issue Date Notes for U.S. federal income tax purposes, (ii) issued pursuant to a “qualified reopening” for U.S. federal income tax purposes, or (iii) issued with a different CUSIP or other similar numbers than the Issue Date Notes to the extent required to comply with securities or tax law requirements, including to permit delegending pursuant to Section 2.08(h).

(b) With respect to any Additional Notes, the Company will set forth in an Officer’s Certificate of the Company (the “Additional Note Certificate”), copies of which will be delivered to the Trustee, the following information:

(1)	the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)	the Issue Date and the issue price of such Additional Notes; and

(3)	whether such Additional Notes will be subject to transfer restrictions under the Securities Act (or other applicable securities laws).

Section 2.14. CUSIP and ISIN Numbers. The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers, as applicable (if then generally in use), and, if so, the Trustee shall use for the Notes “CUSIP” and “ISIN” numbers in notices of redemption to the Holders as a convenience to such Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the “CUSIP” or “ISIN” number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any changes in the “CUSIP” of “ISIN” numbers.

Section 2.15. Subordination. (a) Upon any liquidation of the Company, (i) all Senior Indebtedness must be paid in full before the holders of Parity Securities (including the Notes) are entitled to receive or retain any payment in respect thereof, and (ii) the holders of Parity Securities (including the Notes) will be entitled to receive pari passu among themselves any payment in respect thereof. In any such event, the Notes and any other Parity Securities will be senior to all classes of the Company’s Capital Stock.

(b) Each Holder (for itself and on behalf of the beneficial owners of the Notes), by purchasing the Notes, whether in connection with the initial offering of the Notes or a subsequent purchase at a later date, shall be deemed to agree with the Company, for the benefit of all of the Company’s present and future creditors, to the fullest extent permitted under applicable law, (i) to subordinate their rights to collect any amount of principal, premium, if any, and interest due or to become due in respect of the Notes as described in (a) above; (ii) that the Trustee shall be the only party entitled to receive and distribute amounts paid in respect of the Notes in the event of the liquidation of the Company and (iii) in the event that, in connection with such proceedings, notwithstanding the subordination provisions set forth in clause (i) this Section 2.15(b), any amount is allocated for payment to the Holders prior to the payment of all of the Senior Indebtedness of the Company, any such amount received by the Trustee will be required to be distributed by the Trustee, on behalf of the Holders, to the creditors of any of the unsatisfied Senior Indebtedness of the Company as instructed in writing to the Trustee by such creditors of such unsatisfied Senior Indebtedness, subject to proof of claim satisfactory to the Trustee and if such proof is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(c) To the fullest extent permitted under applicable law, if a payment or distribution is made to Holders that, pursuant to this Section 2.15, should not have been made to them, such Holders shall be required to hold such payment or distribution in trust for the holders of Senior Indebtedness of the Company to which such distribution should have been made and shall pay such distributions over to them as their interests may require.

(d) The Trustee shall have the exclusive right, to the fullest extent permitted under applicable law, to file in any Bankruptcy Event or Liquidation Event to which the Company is a party for the recognition of the claims of all Holders. Each Holder hereby irrevocably instructs the Trustee to file, on behalf of such Holder, a claim for recognition of the claims of all of the Notes in such event.

(e) Each Holder hereby irrevocably instructs the Trustee to abstain from voting during the course of any Bankruptcy Event or Liquidation Event to which the Company is a party in any matter submitted for approval by the general unsecured creditors of the Company in any such proceeding.

(f) Each Holder by purchasing the Notes, whether in connection with the initial offering of the Notes or a subsequent purchase at a later date, shall be deemed to waive any right of set-off, counterclaim or combination of accounts with respect to the Notes (or between obligations of the Company regarding the Notes and any liability owed by a Holder or the Trustee to the Company) that such Holder might otherwise have against the Company.

(g) Each Holder by purchasing the Notes authorizes and directs the Trustee on behalf of such Holder to take such action as may be necessary or appropriate to effectuate the subordination as between such Holder and holders of Senior Indebtedness as provided in this Section 2.15, and appoints the Trustee as its attorney-in-fact for all such purposes.

(h) The Trustee and each Paying Agent will not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and will not be liable to any such holders if the Trustee or any Paying Agent pays over or distributes to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Indebtedness are then entitled by virtue of this Section 2.15.

(i) The Company will promptly notify the Trustee of any facts known to the Company that would cause a payment of any obligations with respect to the Notes to violate this Section 2.15.

(j) Notwithstanding the provisions of this Section 2.15 or any other provision of this Indenture, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee or any Paying Agent, and the Trustee and any Paying Agent may continue to make payments on the Notes, unless a Trust Officer of the Trustee has received at its Corporate Trust Office at least three (3) Business Days prior to the date of such payment notice by the Company or a representative of facts that would cause the payment of any obligations with respect to the Notes to violate this Section 2.15, except for any acceleration of the Notes prior to making any such payment or distribution which is known by the Trustee prior to making any such payment or distribution.

(k) Notwithstanding anything to the contrary contained herein, the fees and expenses of the Trustee shall not be subordinated in any way.

Section 2.16. Deferral of Interest. (a) The Company, in its sole discretion, may defer payment of interest on the Notes that would otherwise be payable on any Interest Payment Date in whole, or in part. Interest may be so deferred by the Company giving notice of its decision to do so to the Trustee and Holders of such Notes pursuant to Section 9.01, not less than seven (7) and not more than fourteen (14) Business Days before the applicable Interest Payment Date. If the Company elects not to make any payment of interest on an Interest Payment Date, then the Company shall have no obligation to do so, and the failure of the Company to pay interest shall not be an event of default or any other breach of the obligations of the Company under the Notes or this Indenture.

(b) (i) Any and all Deferred Interest shall bear interest as if it constituted principal of the Notes at a rate which corresponds to the interest rate applicable to the Notes (such further interest together with the Deferred Interest, being “Arrears of Interest”); and (ii) Arrears of Interest shall accrue from the deferred date, and Arrears of Interest shall be compounded on subsequent Interest Payment Dates, semi-annually, at the rate of interest applicable to the Notes.

(c) The Company may elect, in its sole discretion, to pay Deferred Interest at any time, together with any related Arrears of Interest in whole or in part, with respect to the Notes. If the Company elects to pay such interest, the Company shall give not less than seven (7) and not more than fourteen (14) Business Days’ notice thereof to the Trustee and the Holders pursuant to Section 9.01. On the payment date specified by the Company in any such notice, all outstanding Deferred Interest and related Arrears of Interest with respect to the Notes that the Company has elected to pay shall become due and payable. Such notice shall also specify the record date for determining the registered Holders to which such amounts shall be paid.

(d) The Company shall pay any Deferred Interest and all related Arrears of Interest in respect of the Notes, in whole but not in part, on the first occurring Mandatory Payment Date following the Interest Payment Date on which such Deferred Interest first arose. The Company shall give notice to the Holders and the Trustee of any Compulsory Arrears of Interest Settlement Event that occurs while Deferred Interest is outstanding no later than the tenth Business Day preceding the Mandatory Payment Date in relation to the same. Such previously Deferred Interest and related Arrears of Interest shall be paid: in relation to each of clauses (a), (d) and (e) in the definition of Mandatory Payment Date, to the registered Holders on the date on which such event shall have occurred; in relation to clause (b) in the definition of Mandatory Payment Date, to the Holders of the Notes being redeemed in whole or repaid; and in relation to clause (c) in definition of Mandatory Payment Date, to the Holders on the Record Date therefor in accordance with the terms of this Indenture.

ARTICLE III

OPTIONAL REDEMPTIONS

Section 3.01. Optional Redemption.

(a) Prior to the First Call Date, the Company shall have the right, at its option, to redeem any of the Notes, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes and (2) the sum of the present value of the redemption price of the Notes to be redeemed on the First Call Date plus each remaining scheduled payment of interest thereon during the period between the Redemption Date and the First Call Date (exclusive of interest accrued to, but not including, the date of redemption), in each case, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (the “Make-Whole Amount”), plus, in each case, any accrued and unpaid interest on the principal amount of the Notes, if any, to, but not including, the date of redemption and any deferred interest and arrears of interest thereon.

(b) On (i) any day during the period commencing on (and including) the First Call Date and ending on (and including) the First Reset Date, and (ii) on any Interest Payment Date thereafter, the Company shall have the right to redeem all, but not less than all, of the Notes at the option of the Company (an “Optional Redemption”), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, any accrued and unpaid interest on the principal amount of the Notes, if any, to, but not including, the date of redemption and any deferred interest and arrears of interest thereon upon giving not less than ten (10) and not more than sixty (60) calendar days’ irrevocable notice of redemption to the Trustee and the Holders as set forth under Section 9.01.

Section 3.02. Notice of Redemption.

(a) The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 9.01, not less than ten (10) and not more than sixty (60) days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address. If the Company itself gives the notice, it shall also deliver a copy to the Trustee.

(b) If the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least fifteen (15) days prior to the Redemption Date (unless the Trustee agrees to a shorter period), an Officer’s Certificate requesting that the Trustee give notice of redemption and setting forth the information required by paragraph (c) of this Section 3.02. If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company’s expense.

(c) All notices of redemption shall state:

(1)	the Redemption Date,

(2)	the redemption price and the amount of any accrued interest payable as provided in Section 3.04,

(3)

that on the Redemption Date the redemption price and any accrued interest payable to the Redemption Date as provided in Section 3.04 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date,

(4)	the place or places where a Holder must surrender the Holder’s Notes for payment of the redemption price, and

(5)	the CUSIP or ISIN number, if any, listed in the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

(d) Any redemption and notice thereof pursuant to this Article III may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, in which case such notice will describe each such condition. If any such condition precedent has not been satisfied (or waived), the Company shall provide notice to the Trustee prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee). Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Notes shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption was given.

(e) Failure to give notice or any defect in the notice to any Holder shall not affect the validity of notice to any other Holder.

Section 3.03. Deposit of Redemption Price. On or prior to 10:00 a.m. New York City time one Business Day prior to the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.04) an amount of money in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

Section 3.04. Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article III, the Notes, or the portions of the Notes called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) such Notes or such portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay such Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 3.05. Optional Redemption for a Rating Methodology Event.

(a) If a Rating Methodology Event occurs with respect to the Notes, the Company may redeem all, but not less than all, of the Notes at any time at the applicable Redemption Price upon giving not less than ten (10) and not more than sixty (60) calendar days’ irrevocable notice of redemption to the Trustee and the Holders pursuant to Section 9.01.

(b) Prior to giving such notice to the Holders following a Rating Methodology Event, the Company shall deliver to the Trustee in a form reasonably satisfactory to the Trustee an Officer’s Certificate stating that the Company is, or at the time of redemption will be, entitled to effect such redemption as a result of the Rating Methodology Event and setting forth a statement of facts showing that the conditions precedent to the right of the Company to redeem the Notes in accordance with this Indenture have been satisfied, and the Trustee shall be entitled to accept and conclusively rely on the above Officer’s Certificate as sufficient evidence of the satisfaction of the conditions precedent set out above and the facts set out therein, in which event the same shall be conclusive and binding on Holders of such Notes.

Section 3.06. Optional Redemption for a Tax Deductibility Event.

(a) If a Tax Deductibility Event occurs with respect to the Notes, the Company may redeem all, but not less than all, of the Notes at any time at the applicable Redemption Price upon giving not less than ten (10) and not more than sixty (60) calendar days’ irrevocable notice of redemption to the Trustee and the Holders pursuant to Section 9.01.

(b) Prior to giving such notice to the Holders, the Company shall deliver to the Trustee in a form reasonably satisfactory to the Trustee:

(1)

an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to redeem the Notes in accordance with this Indenture have been satisfied; and

(2)

an opinion of an independent legal or tax adviser, appointed by the Company at the expense of the Company, of recognized standing in Mexico to the effect that payments of interest by the Company in respect of the Notes are no longer, or within ninety (90) calendar days of the date of that opinion shall no longer be, deductible in whole or in part for corporate income tax purposes in Mexico or any political subdivision or taxing authority thereof or therein affecting taxation as a result of a Tax Law Change (even if such change is not yet effective).

(c) The Trustee shall be entitled to accept and conclusively rely on the above Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent set out above and the facts set out therein in which event the same shall be conclusive and binding on the Holders.

Section 3.07. Optional Redemption for Changes in Withholding Taxes.

(a) If a Withholding Tax Event occurs with respect to the Notes, then, at the option of the Company, all, but not less than all, of the Notes may be redeemed at any time at the applicable Redemption Price upon giving not less than ten (10) and not more than sixty (60) calendar days’ irrevocable notice of redemption to the Trustee and the Holders pursuant to Section 9.01; provided, however, that (x) no notice of redemption for tax reasons may be given earlier than ninety (90) days prior to the earliest date on which the Company would be obligated to pay these Additional Amounts if a payment on the Notes were then due and (y) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

(b) Prior to the publication of any notice of redemption pursuant to Section 3.07(a) above, the Company shall deliver to the Trustee:

(1)

an Officer’s Certificate stating that the Company is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of redemption of the Company for taxation reasons have occurred; and

(2)

an opinion of an independent legal or tax adviser (which may be the Company’s outside legal counsel) of recognized standing in the affected Taxing Jurisdiction to the effect that the Company has or shall become obligated to pay Additional Amounts as a result of such change or amendment.

(c) The Trustee shall be entitled to accept and conclusively rely on the above Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set out above and the facts set out therein in which event the same shall be conclusive and binding on the Holders.

Section 3.08. Optional Redemption upon a Substantial Repurchase Event.

(a) In the event that a Substantial Repurchase Event occurs, the Company may redeem all, but not less than all, of the Notes at any time at the applicable Redemption Price upon giving not less than ten (10) and not more than sixty (60) calendar days’ irrevocable notice of redemption to the Trustee and the Holders pursuant to Section 9.01.

(b) Prior to giving such notice to the Holders, the Company shall deliver to the Trustee in a form reasonably satisfactory to the Trustee an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company to redeem the Notes in accordance with this Indenture have been satisfied and the Trustee shall be entitled to accept and conclusively rely on the above Officer’s Certificate as sufficient evidence of the satisfaction of the conditions precedent set out above and the facts set out therein, in which event the same shall be conclusive and binding on Holders of such Notes.

Section 3.09. Optional Redemption for an Accounting Event.

(a) If an Accounting Event occurs, then the Company may redeem all, but not less than all, of the Notes at any time at the applicable Redemption Price upon giving not less than ten (10) and not more than sixty (60) calendar days’ irrevocable notice of redemption to the Trustee and the Holders pursuant to Section 9.01.

(b) Prior to giving such notice to the Holders following an Accounting Event, the Company shall deliver to the Trustee in a form reasonably satisfactory to the Trustee:

(1)

an Officer’s Certificate stating that the Company is or at the time of the redemption will be entitled to effect such a redemption pursuant to this Indenture and setting forth in reasonable detail the circumstances giving rise to such right of redemption; and

(2)

a copy of the letter, opinion or the report referred to in the definition of “Accounting Event” relating to the applicable Accounting Event, and the Trustee shall be entitled to accept and rely conclusively upon the above certificate and a copy of such letter or report as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event the same shall be conclusive and binding on the Holders.

Section 3.10. Optional Redemption upon a Change of Control that Results in a Ratings Downgrade Event.

(a) If a Change of Control Event occurs, then the Company may redeem all, but not less than all, of the Notes at any time at the applicable Redemption Price upon giving not less than ten (10) and not more than sixty (60) calendar days’ irrevocable notice of redemption to the Trustee and the Holders pursuant to Section 9.01.

(b) Prior to giving such notice to the Holders, the Company will deliver to the Trustee an Officer’s Certificate stating that the Company is entitled to effect such redemption pursuant to this Indenture and setting forth a statement of facts showing that the conditions precedent to the right of the Company to redeem the Notes in accordance with this Indenture have been satisfied and the Trustee shall be entitled to accept and conclusively rely on such certificate as sufficient evidence of the satisfaction of the conditions precedent set out above and the facts set out therein, in which event the same shall be conclusive and binding on the Holders.

(c) If, upon the occurrence of any Change of Control Event, the Company does not redeem the Notes pursuant to the provisions of this Indenture, the Company will permanently pay additional interest on the Notes at a rate of 5.0% per annum. Unless the Company has redeemed the Notes in connection with the occurrence of such event, the additional interest will become effective on the ninetieth (90th) day after the date on which a Change of Control Event occurred. Accrued additional interest will be payable on the same dates and in the same manner as interest is generally paid on the Notes.

Section 3.11. Substitution or Variation.

(a) If at any time the Company determines that a Rating Methodology Event, a Tax Deductibility Event, a Withholding Tax Event or an Accounting Event has occurred and is continuing (a “Substitution or Variation Event”), then the Company may, as an alternative to redemption of the Notes as described in this Article III, subject to Section 3.11(c) and subject to having given not less than ten (10) and not more than sixty (60) calendar days’ irrevocable notice of redemption to the Trustee and the Holders in accordance with Section 9.01, either (i) substitute all, but not less than all, of the Notes for Qualifying Equivalent Securities, or (ii) vary any term or condition of the Notes with the effect that they remain or become (as the case may be) Qualifying Equivalent Securities, and the Holders shall be bound by such substitution or variation.

(b) Upon the date provided for in such notice, the Company shall either vary the terms of or, as the case may be, substitute the Notes in accordance with this Section 3.11.

(c) Prior to any substitution or variation of the Notes in accordance with the provisions set forth above, the Company will deliver to the Trustee an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee to the effect that:

(1)	the relevant requirement or circumstance giving rise to the right to substitute or vary the Notes has been satisfied;

(2)

the Company has determined that the terms of the Qualifying Equivalent Securities are not materially less favorable to Holders than the terms of the Notes and that determination was reasonably reached by the Company in consultation with an independent investment bank, independent financial adviser or legal counsel of recognized standing;

(3)	the criteria specified in paragraphs (a) to (g) of the definition of Qualifying Equivalent Securities will be satisfied upon issuance thereof; and

(4)	the relevant substitution or variation (as the case may be) will not result in the occurrence of a Rating Methodology Event, a Tax Deductibility Event, a Withholding Tax Event or an Accounting Event.

Section 3.12. Selection of Notes to Be Redeemed in Part.

(a) If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by any other method in accordance with the applicable provisions of DTC, Euroclear or Clearstream, as applicable, or at the discretion of the Company. The Trustee shall make the selection from the then Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the case of a partial redemption, selection of the Notes to be redeemed will be made according to DTC rules or if no longer in DTC, by lot. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than ten (10) nor more than sixty (60) days prior to the relevant Redemption Date from the then Outstanding Notes not previously called-for redemption. No Notes of $200,000 principal amount or less shall be redeemed in part. The Trustee may select for redemption in part Notes of a principal amount in excess of $200,000, which may be redeemed in part in integral multiples of $1,000 in excess thereof (provided that the unredeemed portion will be in a minimum denomination of at least $200,000).

(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

Section 3.13. Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder, at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered.

Section 3.14. No Limitation. Notwithstanding the foregoing provisions of this Article III, the Company and its Subsidiaries are not prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase, private transaction or otherwise.

Section 3.15. No Scheduled Maturity. The Notes have no scheduled maturity date.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Notes. Subject to the Company’s right to defer interest on the Notes as set forth in Section 2.16, the Company shall pay the principal of and interest (including Defaulted Interest) on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Prior to 10:00 a.m. (New York City time) on the Business Day prior to each Interest Payment Date and the Redemption Date (if any), the Company shall deposit with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Redemption Date, as the case may be. If the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall, prior to 10:00 a.m. (New York City time) on each Interest Payment Date and the Redemption Date (if any), segregate and hold in trust U.S. Dollars sufficient to make cash payments due on such Interest Payment Date or Redemption Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture U.S. Legal Tender designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

Section 4.02. Merger, Consolidation or Sale of Assets.

(a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Company is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets (determined on a consolidated basis), to any Person unless:

(1)	the Company shall be the surviving or continuing corporation, or

(2)

the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the properties and assets of the Company (determined on a consolidated basis) substantially as an entirety (the “Successor Issuer”):

(A) shall be a Person organized and validly existing under the laws of Mexico, the United States of America, any State thereof or the District of Columbia, Canada, France, Belgium, Germany, Italy, Luxembourg, the Netherlands, Portugal, Spain, Switzerland or the United Kingdom, or any political subdivision thereof; and

(B) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the Company’s obligations under the Notes and this Indenture and provide the Trustee with an Officer’s Certificate and Opinion of Counsel, each stating that such transaction is in compliance with this Section 4.02 and that all conditions precedent to such transaction provided for in this Indenture have been satisfied.

The Successor Issuer will succeed to, and be substituted for, the Company under this Indenture and the Notes, as applicable.

(b) If the conditions of paragraph (a) above are satisfied, the Company will not have to obtain the approval of the Holders of the majority Notes in order to merge or consolidate or to sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties and assets (determined on a consolidated basis). The Company will not need to satisfy these conditions if the Company enters into other types of transactions, including any transaction in which the Company acquires the stock or assets of another Person, any transaction that involves a Change of Control (but in which the Company does not merge or consolidate) and any transaction in which the Company sells, assigns, transfers, leases, conveys or otherwise disposes of less than all or substantially all of its properties and assets (determined on a consolidated basis).

Section 4.03. Reports to Holders.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Company shall:

(1)	provide the Trustee and the Holders with:

(A) annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or such successor form) within the time period required under the rules of the Commission for the filing of Form 20-F (or any successor form) by “foreign private issuers” (as defined in Rule 3b-4 of the Exchange Act (or any successor rule));

(B) reports on Form 6-K (or any successor form) including, whether or not required, unaudited quarterly financial statements (which shall include at least a balance sheet, income statement and cash flow statement) including a discussion of financial condition and results of operations of the Company in accordance with past practice, within 45 days after the end of each of the first three fiscal quarters of each fiscal year;

(C) such other reports on Form 6-K (or any successor form) promptly from time to time after the occurrence of an event that would be required to be reported on a Form 6-K (or any successor form); and

(2)

file with the Commission, to the extent permitted, the information, documents and reports referred to in clause (1) within the periods specified for such filings under the Exchange Act (whether or not applicable to the Company).

(b) In addition, at any time when the Company is not subject to or is not current in its reporting obligations under clause (2) of Section 4.03(a), the Company shall make available, upon request, to any Holder and any prospective purchaser of Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(c) Notwithstanding anything in this Indenture to the contrary, the Company shall not be deemed to have failed to comply with any of its obligations in this Section 4.03 until seventy-five (75) days after the date any item under this Section 4.03 is due.

(d) Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.04. Payment of Additional Amounts.

(a) All payments made by the Company under, or with respect to, the Notes shall be made free and clear of, and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”) imposed or levied by or on behalf of any taxing authority in or of the United States, Mexico, any jurisdiction in which the Company is, or any successor of the Company is, organized (wherein any successor assumes the obligations of the Notes and this Indenture following a consolidation or merger or a transfer, conveyance, sale, lease or disposition of all or substantially all of the Company’s assets and properties), or any other jurisdiction through which payments on the Notes are made (a “Taxing Jurisdiction”), unless the Company is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof.

(b) If the Company is so required to withhold or deduct any amount for, or on account of, such Taxes from any payment made under or with respect to the Notes, the Company shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction shall not be less than the amount such Holder would have received if such Taxes had not been required to be withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)

any Taxes imposed solely because at any time there is or was a connection between the Holder or beneficial owner of the Notes, as the case may be, and a Taxing Jurisdiction, including such Holder or beneficial owner being or having been a citizen or resident of such Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business or having had a permanent establishment therein (other than the mere purchase of the Notes, or receipt of a payment or the ownership or holding of the Notes);

(2)	any estate, inheritance, gift, sales, transfer, personal property or similar Tax imposed with respect to the Notes;

(3)

any Taxes imposed solely because the Holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with a Taxing Jurisdiction of the Holder or any beneficial owner of the Note, if compliance is required by the applicable law, regulation or by an applicable income tax treaty of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge, and the Company has given the Holders at least thirty (30) days’ notice that Holders shall be required to provide such information and identification;

(4)	any Taxes payable otherwise than by deduction or withholding from payments on the Notes;

(5)	any Taxes that would have been avoided by presenting for payment (where presentation is required) the relevant Note to another Paying Agent;

(6)

any Taxes with respect to such Note presented for payment more than thirty (30) days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holders of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period;

(7)

any payment on the Note to a Holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the Note;

(8)

any Taxes withheld or deducted on or in respect of any Note pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as amended (commonly referred to “FATCA”), any treaty, law, regulation or other official guidance enacted by the United States implementing FATCA, any agreement between the Company and the United States implementing FATCA pursuant to Section 1471(b)(1) of the Code, as amended, or any law of any jurisdiction implementing an intergovernmental approach to FATCA; or

(9)	any combination of the foregoing.

(c) The obligations in Section 4.04(a) and Section 4.04(b) shall survive any termination or discharge of this Indenture and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor to the Company. The Company shall (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. The Company shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Jurisdiction imposing such Taxes and shall furnish such certified copies to the Trustee within thirty (30) days after the date the payment of any Taxes so deducted or so withheld is due pursuant to applicable law or, if such tax receipts are not reasonably available to the Company, furnish such other documentation that provides reasonable evidence of such payment by the Company.

(d) The exception to the Company’s obligations to pay Additional Amounts pursuant to clause (iii) of Section 4.04(b) will not apply if (i) the provision of information, documentation or other evidence described in such clause would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under U.S. tax law, regulation (including proposed regulations) and administrative practice, or (ii) Article 166, Section II, paragraph a), of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) (or a substitute or equivalent provision) is in effect, unless (A) the provision of the information, documentation or other evidence described in clause (iii) of Section 4.04(b) is expressly required by the applicable Mexican laws and regulations in order to apply Article 166, Section II, paragraph a), of the Mexican Income Tax Law (or substitute or equivalent provision), (B) the Company cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican laws and regulations on its own through reasonable diligence and (C) the Company would not otherwise meet the requirements for application of the applicable Mexican laws and regulations.

(e) Clause (iii) of Section 4.04(b) does not require, and shall not be construed to require, that any Holder, including any non-Mexican pension fund, retirement fund, tax-exempt organization or financial institution, register with the Mexican Tax Management Service (Servicio de Administración Tributaria) or the Mexican Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) to establish eligibility for an exemption from, or a reduction of, Mexican withholding taxes.

(f) Any reference in this Indenture, any supplemental indenture or the Notes to principal, premium, interest or any other amount payable in respect of the Notes by the Company shall be deemed to include all Additional Amounts, if any that may be payable with respect to that amount under the obligations referred to in this subsection. Payment of any Additional Amounts with respect to interest shall be considered as an interest payment under, or with respect to, the Notes.

(g) In the event that Additional Amounts actually paid with respect to the Notes pursuant to this Section 4.04 are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and as a result thereof such Holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, and without any further action, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company shall be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

(h) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments.

Section 4.05. Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out the purpose of this Indenture.

ARTICLE V

NO EVENTS OF DEFAULT; REMEDIES

Section 5.01. No Defaults or Events of Default. There are no defaults or events of default under the Notes and there is no cross-default or cross-acceleration under the Notes. Subject to Section 6.01 of this Indenture relating to the duties of the Trustee, in case the Company shall fail to comply with its obligations under this Indenture or the Notes and such failure shall be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture if requested or directed by any of the Holders acting in accordance with, and as expressly permitted by, this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

Section 5.02. Acceleration. (a) There is no right of acceleration of the payment of principal of the Notes if the Company fails to pay interest, Arrears of Interest and Additional Amounts thereon when any such payment becomes due pursuant to this Indenture.

(b) The entire principal amount of all the Notes and any accrued interest, Arrears of Interest and Additional Amounts thereon will be automatically accelerated, without any action by the Trustee or any Holder and any principal, interest or Additional Amounts will become immediately due and payable, in case of a Bankruptcy Event or a Liquidation Event. No payments will be made to holders of any class of the Company’s Capital Stock before all amounts due, but unpaid, to all Holders have been paid by the Company. The Company shall provide the Trustee prompt notice of a Bankruptcy Event or Liquidation Event.

Section 5.03. Remedies. If any of the events described in Section 5.02(a) shall occur and be continuing, the Trustee may or, at the written request of the Holders of not less than 25% in principal amount of the Outstanding Notes, shall (subject to the Trustee’s rights under this Indenture) (a) pursue any available remedy under this Indenture (excluding acceleration of principal, except pursuant to Section 5.02(b) in case of a Bankruptcy Event or a Liquidation Event) to collect the payment of any such amounts due and unpaid, or (b) enforce the performance of any provision of the Notes or this Indenture.

Section 5.04. [Reserved.]

Section 5.05. Control by Majority. Subject to the provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 6.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders); provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnity reasonably satisfactory to it against any loss, liability and expense caused by taking or not taking such action.

Section 5.06. Limitation on Suits. (a) The Trustee will have exclusive right, to the fullest extent permitted under applicable law, to file in any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, concurso mercantil, quiebra or similar proceeding to which the Company is a party for the recognition of the claims of all Holders, and Holders will not be permitted to bring their lawsuit or other formal legal action under any of these circumstances.

(b) Subject to the limitations set forth in Section 2.15, no Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy with respect to this Indenture or the Notes, unless:

(1)	such Holder shall have previously given to the Trustee written notice of the event in respect of which the applicable remedy is being sought;

(2)	the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made a written request that the Trustee take action with respect to the Notes;

(3)	such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the cost, expenses and liabilities to be incurred in compliance with such request;

(4)	the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such action or proceeding; and

(5)

during those 60 days, the Holders of a majority in principal amount of the Notes must not have given the Trustee directions that are inconsistent with the written request of the Holders of not less than 25% in principal amount of the Notes.

(c) (1) In no event shall the Company, by virtue of any proceedings or otherwise, be obligated to pay any sum or sums sooner than the same would otherwise have been payable by the Company and (2) no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Notes (x) to affect, disturb or prejudice the rights of any other Holder, or (y) to obtain or to seek to obtain priority or preference over any other Holder, or (z) to enforce any right under this Indenture or the Notes, except as expressly provided in this Article V and for the equal and ratable benefit of all Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to any Holders). For the protection and enforcement of the provisions of this Section 5.06, each and every Holder and the Trustee shall be entitled, subject to Section 2.15 and this Section 5.06, to such relief as may be granted at law or in equity.

Section 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 5.06), the right of any Holder to receive payment of principal (including Additional Amounts, if any) of or interest on the Notes held by such Holder, subject to the Company’s right to defer interest payments on the Notes as set forth in Section 2.16, on or after the respective due dates, Redemption Dates or repurchase date expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08. Trustee May File Proofs of Claim.

(a) The Trustee may (irrespective of whether the principal of the Notes is then due):

(1)

file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any Bankruptcy Event or Liquidation Event to which the Company is a party; and

(2)	collect and receive any moneys or other property payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

(b) The Trustee shall be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter. Any receiver, trustee, assignee, liquidator, sequestrator, custodian or other similar official in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 6.07.

(c) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.09. Priorities. If the Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 6.07;

SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.09. At least five (5) days before such record date, the Company shall instruct the Trustee to give notice to each Holder that states the record date, the payment date and amount to be paid.

Section 5.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 5.10 or a suit by Holders of more than 10% in principal amount of the Outstanding Notes.

Section 5.11. Waiver of Stay or Extension Laws. The Company (to the fullest extent permitted by applicable law) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the fullest extent permitted by applicable law) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.12. No Additional Remedies. No remedy against the Company, other than as referred to in this Article V shall be available to the Holders, whether for the recovery of amounts owing in respect of the Notes or in respect of any other breach by the Company of any of its other obligations under or in respect of the Notes or this Indenture.

ARTICLE VI

TRUSTEE

Section 6.01. Duties of Trustee.

(a) If any of the events specified in Section 5.02 has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an event specified in Section 5.02:

(1)

the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)	this paragraph (c) does not limit the effect of paragraph (b) of this Section 6.01;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.06.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VI, and the provisions of this Article VI shall apply to the Trustee in its role as Registrar, Paying Agent, Transfer Agent and Note Custodian.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction, instruction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders acting in accordance with, and as expressly permitted by, this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.

(j) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 6.01.

Section 6.02. Rights of Trustee.

(a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith and which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

(g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

(h) In no event shall the Trustee be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Trustee has been advised of the possibility of such damages.

(i) The Trustee shall not be deemed to have notice of any event specified in Section 5.02 unless written notice of any such event is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

Section 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Transfer Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 6.10.

Section 6.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of any offering materials, this Indenture, the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 6.05. Notice of Certain Events. If any event mentioned in Section 5.02 occurs and is continuing and if it is known to the Trustee, the Trustee shall deliver to each Holder notice of such event within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. The Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Holders.

Section 6.06. [Reserved].

Section 6.07. Compensation and Indemnity.

(a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and giving of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the review, negotiation, execution and delivery of this Indenture or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

(b) The Company shall indemnify the Trustee against any and all loss, liability, fees, cost or expense (including reasonable attorneys’ fees and expenses of counsel) incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 6.07) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

(c) To secure the payment obligations of the Company in this Section 6.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 6.07 shall not be subordinate to any other liability or indebtedness of the Company.

(d) The Company’s obligations pursuant to this Section 6.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of the events specified in Section 5.02 with respect to the Company, the expenses (including the fees and expenses of its counsel) are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee’s right as set forth in this Section 6.07 or Section 5.09.

Section 6.08. Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the then Outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing not less than thirty (30) days prior to the effective date of such removal. The Company shall remove the Trustee if:

(1)	the Trustee fails to comply with Section 6.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall give or send a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 6.07.

(d) If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in aggregate principal amount of the then Outstanding Notes may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 6.08, the Company’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

Section 6.09. Successor Trustee by Merger.

(a) I(b) n case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall be valid for purposes of this Indenture.

Section 6.10. Eligibility; Disqualification. The Trustee shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, together with its parent, a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE VII

DISCHARGE OF INDENTURE

Section 7.01. [Reserved].

Section 7.02. [Reserved].

Section 7.03. Application of Trust Money. The Trustee shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VII. It shall apply the deposited U.S. Legal Tender and the U.S. Legal Tender received from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 7.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them upon payment of all the obligations under this Indenture. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors (and not to the Trustee or any Paying Agent).

Section 7.05. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 7.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article VII; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 7.07. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer of the Notes, as expressly provided for herein) as to all Outstanding Notes when:

(a) either:

(1)

all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(2)

(x) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of one or more notices of redemption or otherwise (in the case that such Notes have become due and payable as a result of the giving of a notice of redemption, after any conditions precedent to redemption have been satisfied or waived in writing by the Company), will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest (including Additional Amounts) on the Notes to the stated date of deposit thereof or on the applicable redemption date, as the case may be; provided that (1) upon any redemption that requires the payment of a Make-Whole Amount, the amount deposited will be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Make-Whole Amount calculated as of the date of the notice of redemption, with any deficit as of the date of redemption only required to be deposited with the Trustee on or prior to the date of redemption and (2) such deficit amount will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such deficit amount that confirms that such deficit amount will be applied toward such redemption; and (y) the Company has delivered irrevocable instructions directing the Trustee to apply such funds to the payment of the Notes at maturity or the redemption date, as the case may be;

(b) the Company has paid all other sums payable under this Indenture and the Notes by the Company; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

ARTICLE VIII

AMENDMENTS

Section 8.01. Without Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Holder:

(1)	to cure any ambiguity, or to cure, correct or supplement any omission, defect or inconsistency;

(2)	to issue additional notes;

(3)	to comply with Section 4.02 in respect of the assumption by a Successor Issuer of the obligations of the Company under the Notes and this Indenture;

(4)

to provide for uncertificated Notes in addition to or in place of Certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(5)	to add guarantees with respect to the Notes or to secure the Notes;

(6)	to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(7)

to conform the text of this Indenture or the Notes to any provision of the section “Description of Notes” in the offering memorandum issued in relation to the Notes to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation or a provision of this Indenture or the Notes;

(8)	to comply with the requirements of any applicable securities depositary;

(9)	to provide for a successor Trustee in accordance with the terms of this Indenture or to otherwise comply with any requirement of this Indenture;

(10)	to provide for and effect a substitution or variation in accordance with Section 3.11; and

(11)	to make any change that is determined by the Company to not adversely affect the Holders in any material respect.

(b) After an amendment under this Section 8.01 becomes effective, the Company shall give to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.01.

Section 8.02. With Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). However, without the consent each Holder affected thereby, an amendment may not:

(i)	reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)	reduce the rate of interest, including Defaulted Interest, on any Notes;

(iii)	reduce the principal of any Notes or reduce the redemption price therefor;

(iv)	make any Notes payable in money other than that stated in the Notes;

(v)

make any change in the provisions of this Indenture described under Section 4.04 that in the Company’s determination adversely affects the rights of any Holder or amend the terms of the Notes in any way that would result in a loss of exemption from Taxes; or

(vi)	impair the right of any Holder to institute suit for the enforcement of any payment of any amount on or with respect to such Holder’s Notes.

(b) It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

(c) After an amendment or supplement under this Section 8.02 becomes effective, the Company shall give to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 8.02.

(d) The Notes issued on the Issue Date, and any Additional Notes that are part of the same series, will be treated as a single series for all purposes under this Indenture, including with respect to waivers and amendments.

Section 8.03. Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder except as provided in this Article VIII. An amendment, supplement or waiver shall become effective upon the receipt by Trustee of the requisite number of consents under Section 8.02.

(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

Section 8.04. Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return such Note to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note, will execute and upon an Authentication Order shall issue and the Trustee shall authenticate and make available for delivery a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 8.05. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article VIII if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, supplement or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 9.04, an Officer’s Certificate and an Opinion of Counsel each stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that all conditions precedent to the execution of such amendment, supplement or waiver have been complied with.

Section 8.06. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01. Notices.

(a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Company:

c/o CEMEX, S.A.B. de C.V.

Avenida Ricardo Margáin Zozaya #325

Colonia Valle del Campestre

San Pedro Garza García, Nuevo León

México 66265

Attention: Finance Department—Chief Financial Officer

Fax: +1 (212)-317-6047

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Facsimile: +1 212-735-2000/1

Attention: Gregory Fernicola

if to the Trustee:

The Bank of New York Mellon

240 Greenwich Street, Floor 7 East

New York, NY 10286

Attention: International Corporate Trust

Fax: 724-540-6330

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) All notices to Holders will be validly given if mailed or otherwise delivered to them at their respective addresses in the register of Holders, if any, maintained by the Registrar. For so long as any Notes are represented by Global Notes, all notices to Holders will be given to DTC in accordance with its procedures, which shall be deemed to satisfy the requirements of this paragraph.

(c) Each such notice shall be deemed to have been given on the date of delivery, transmission or mailing. Any notice or communication mailed to a Holder shall be mailed to such Person by first class mail or other equivalent means, including electronically delivered or otherwise transmitted in accordance with DTC’s procedures, and shall be sufficiently given to them if so mailed within the time prescribed. Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

(d) The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to the Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions, and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of the applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction, except for any such losses, costs or expenses due to the Trustee’s gross negligence or willful misconduct. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 9.02. Communication by Holders with Other Holders. Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

Section 9.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; provided, however, that such Officer’s Certificate shall not be given in connection with the original issuance of the Issue Date Notes; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however that such Opinion of Counsel shall not have been given in connection with the original issuance of the Issue Date Notes.

Notwithstanding the foregoing, no such Officer’s Certificate or Opinion of Counsel shall be given with respect to the authentication and delivery of any Issue Date Notes.

Section 9.04. Statements Required in Certificate or Opinion. Each certificate or opinion, including an Opinion of Counsel or Officer’s Certificate, with respect to compliance with a covenant or condition provided for in this Indenture shall include substantially:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officer’s Certificate or on certificates of public officials.

Section 9.05. Rules by Trustee, Paying Agent, Transfer Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Transfer Agent and Paying Agent may make reasonable rules for their functions.

Section 9.06. Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City or Mexico City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected

Section 9.07. Governing Law, etc.

(a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

(b) Each of the parties hereto hereby:

(1)

agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in the City of New York and County of New York and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant;

(2)

waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, and the right to any other jurisdiction to which it may be entitled on account of law, of its present or future place of residence or domicile or for any other reason;

(3)	irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding;

(4)

agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment; and

(5)	agrees that service of process by mail to the addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

(c) The Company has appointed CEMEX NY Corporation, 590 Madison Avenue, 27th Floor, New York, NY 10022, as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon this Indenture or the Notes which may be instituted in any state or federal court in the City of New York and County of New York. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue each such appointment in full force and effect as aforesaid so long as the Notes remain outstanding. The Company agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by the Company of a successor agent in the City of New York, as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.

(d) To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company to the fullest extent permitted by applicable law hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture or the Notes.

(e) Nothing in this Section 9.07 shall affect the right of the Trustee or any Holder to serve process in any other manner permitted by law.

Section 9.08. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability.

Section 9.09. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 9.10. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, PDF, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method shall be deemed to be their original signatures for all purposes.

Section 9.11. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.12. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 9.13. Currency Indemnity.

(a) U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or this Indenture, including damages. Any amount received or recovered in currency other than U.S. Legal Tender in respect of the Notes (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company, any Subsidiary or otherwise) by any Holder in respect of any sum expressed to be due to such Holder from the Company shall only constitute a discharge of them under the Notes and this Indenture only to the extent of the U.S. Legal Tender amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Legal Tender amount is less than the U.S. Legal Tender amount expressed to be due to the recipient under the Notes or this Indenture, the Company shall indemnify and hold harmless the recipient, to the greatest extent permitted by law, against any loss or cost sustained by it in making any such purchase. For the purposes of this Section 9.13, it will be sufficient for the Holder to certify that it would have suffered a loss had an actual purchase of U.S. Legal Tender been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Legal Tender on such date had not been practicable, on the first date on which it would have been practicable).

(b) The indemnities of the Company contained in this Section 9.13, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Company under this Indenture and the Notes; (ii) shall give rise to a separate and independent cause of action against the Company; (iii) shall apply irrespective of any waiver granted by any Holder or the Trustee from time to time; and (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof of claim for a liquidated amount in respect of any sum due under the Notes or this Indenture or any other judgment or order.

Section 9.14. U.S.A. Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA PATRIOT Act”), the Trustee, like all financial institutions, is required to obtain, verify, and record information that identifies each person or legal entity that opens an account. The parties to this Agreement agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 9.15. FATCA. In order to comply with Sections 1471 through 1474 of the U.S. Internal Revenue Code and the rules and regulations thereunder (as in effect from time to time, collectively, the “Applicable Law”), the Company agrees (i) to use commercially reasonable efforts to provide to the Trustee upon its reasonable request sufficient information in the Company’s possession about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under the Applicable Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with the Applicable Law for which the Trustee shall not have any liability for its withholding or deduction from payment under this Indenture to the extent necessary to comply with Applicable Law. The terms of this section shall survive the termination of this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CEMEX, S.A.B de C.V.,
as the Company

By:	/s/ Fernando José Reiter Landa
Name: Fernando José Reiter Landa
Title: Attorney-in-fact

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

EXHIBIT A

FORM OF NOTE

Include the following legend for Global Notes only:

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Include the following legend on all Notes that are Restricted Notes:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND [Include the following on all Regulation S Notes that are Restricted Notes: , PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT),] MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO THE ISSUER, (2) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THIS LEGEND CAN ONLY BE REMOVED AT THE OPTION OF THE ISSUER.

Include the following on all Regulation S Notes that are Restricted Notes:

PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EACH PERSON ACQUIRING AN OWNERSHIP INTEREST IN THE NOTES (1) SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT EITHER (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND IS OUTSIDE THE UNITED STATES OR (C) IS ACQUIRING SUCH OWNERSHIP INTEREST PURSUANT TO A VALID REGISTRATION STATEMENT OR IN ANOTHER TRANSACTION EXEMPT FROM SUCH REGISTRATION; (2) AGREES THAT PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), (X) IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT IN ACCORDANCE WITH THE FOREGOING RESTRICTIONS, AND IN ANY CASE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION; (Y) PRIOR TO SUCH TRANSFER, IT WILL FURNISH TO THE BANK OF NEW YORK MELLON, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (Z) IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “UNITED STATES”, “U.S. PERSON” AND “OFFSHORE TRANSACTION” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

Include the following legend on all Notes as the Mexican law legend:

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES), AND THEREFORE MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO, EXCEPT THAT THE NOTES MAY BE OFFERED IN MEXICO TO INVESTORS THAT QUALIFY AS INSTITUTIONAL AND QUALIFIED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH UNDER ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES).”

[FORM OF FACE OF NOTE]

Subordinated Notes

No. [______]	Principal Amount $[_________] [If the Note is a Global Note, include the following two lines: as revised by the Schedule of Increases and Decreases in Global Note attached hereto]

CUSIP NO. [________][1]

ISIN NO. [________][2]

CEMEX, S.A.B. de C.V., a publicly traded variable stock corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (together with its successors and assigns), promises to pay to CEDE & CO., or registered assigns, the principal sum of [_________] U.S. Dollars [If this Note is a Global Note, add the following:, as revised by the Schedule of Increases and Decreases in Global Note attached hereto,] upon redemption, if any, of this Note.

Interest Payment Dates: June 14 and December 14.

Record Dates: May 31 or November 30.

The Notes are subordinated to all Senior Indebtedness to the extent and in the manner provided for in the Indenture, including Section 2.15 thereof. In addition, each Holder is making the agreements with the Company specified in Section 2.15(b) and elsewhere in the Indenture.

Additional provisions of this Note are set forth on the other side of this Note.

[Signature page follows]

[1]	CUSIP No. for Rule 144A Note: 151290 CB7; CUSIP No. for Regulation S Note: P2253T JT7.
[2]	ISIN No. for Rule 144A Note: US151290CB70; ISIN No. for Regulation S Note: USP2253TJT71.

Additional provisions of this Note are set forth on the other side of this Note.

CEMEX, S.A.B. de C.V.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the Notes

referred to in the Indenture.

By:		Date:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

SUBORDINATED NOTES

1. Interest.

Subject to Section 3 hereof and unless previously redeemed or repurchased and cancelled or substituted and varied, CEMEX, S.A.B. de C.V., a publicly traded variable stock corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (such corporation, and its successors and assigns under the Indenture, being referred to herein as the “Company”), promises to pay interest semi-annually on the principal amount of this Note as follows:

(i)	from and including March 14, 2023 to but excluding June 14, 2028 (or the applicable date of redemption if redeemed prior to such date), the Notes will bear interest at a rate of 9.125% per annum;

(ii)

from and including June 14, 2028 to, but excluding, the last day of the applicable Reset Period specified below (or the applicable date of redemption if redeemed prior to such date), at an interest rate per annum which shall be equal to the applicable Reference Rate of the relevant Reset Period expressed as a percentage plus 4.907% per annum (the “Initial Margin”) plus:

i.	0.25% per annum in respect of Reset Periods commencing on and after June 14, 2028 but before the Second Step-up Date (as defined below); and

ii.	1.00% per annum in respect of Reset Periods commencing on and after the Second Step-up Date.

As used herein “Second Step-up Date” means (i) June 14, 2048, if by (and effective on) May 15, 2028 the Company is assigned an Investment Grade Rating by S&P; and, if not, (ii) June 14, 2043.

The Company will give notice of the applicable Reference Rate as soon as practicable to each paying agent, the Holders of the Notes and the Trustee.

The Company will pay interest semi-annually in arrears on June 14 and December 14 of each year, commencing June 14, 2023; provided that if any such Interest Payment Date is not a Business Day or is not a day where banks are open for business in a particular place of payment, then such payment shall be made on the next succeeding Business Day. There will be a short first interest period, from and including March 14, 2023 to, but excluding, June 14. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 14, 2023. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Subject to the Company’s right to defer interest payments on the Notes as set forth in Section 3, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (“Defaulted Interest”), without regard to any applicable grace period, at the same rate to the extent lawful.

All payments made by the Company in respect of the Notes will be made free and clear of and without deduction or withholding for or on account of any Taxes imposed or levied by or on behalf of any Taxing Jurisdiction, unless such withholding or deduction is required by law or by the interpretation or administration thereof. In that event, the Company will pay to each Holder Additional Amounts as provided in the Indenture subject to the limitations set forth in the Indenture.

2. Maturity

The Notes have no scheduled maturity date.

3. Option to Defer Interest Payments

The Company, in its sole discretion, may defer payment of interest on the Notes that would otherwise be payable as provided in the Indenture.

4. Payment of Deferred Interest

The Company may elect, in its sole discretion, to pay Deferred Interest at any time, together with any related Arrears of Interest in whole or in part, with respect to the Notes, as provided in the Indenture. The Company shall pay any Deferred Interest and the related Arrears of Interest, in respect of the Notes, on the first occurring Mandatory Payment Date following the Interest Payment Date on which such Deferred Interest first arose, as provided in the Indenture.

5. Method of Payment.

The Company will pay interest on this Note (except Defaulted Interest) to the Persons who are registered Holders of this Note at the close of business on May 31 or November 30 (each a “Record Date”) next preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the Interest Payment Date. For the purpose of determining the Holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 p.m., New York City time, on that day. Holders must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in U.S. Legal Tender.

Prior to 11:00 a.m. New York City time on the Business Day prior to the date on which any principal of or interest on this Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. Payments in respect of this Note if represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments on this Note will be made at the office or agency of the Paying Agent in the United States unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the Note Register; provided, however, that payments on this Note may also be made, in the case of a Holder of at least $1,000,000 in aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the City of New York if such Holder elects payment by wire transfer by giving written notice to the Company to such effect designating such account no later than ten (10) Business Days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

6. Paying Agent and Registrar.

Initially, The Bank of New York Mellon (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Transfer Agent, Registrar or co-Registrar without prior notice to the Holders of this Note. The Company may act as Paying Agent, Transfer Agent or Registrar.

7. Indenture.

The Company issued this Note under an Indenture, dated as of March 14, 2023 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company and the Trustee. The terms of this Note include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. This Note is subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. Each Holder by accepting a Note agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

This Note is a subordinated unsecured obligation of the Company unlimited in principal amount. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Additional Notes. All Notes will be treated as a single class of securities under the Indenture.

8. Optional Redemption.

The Company may redeem the Notes in the circumstances, in the manner and at the prices described in the Indenture.

9. Sinking Fund.

The Notes are not subject to any sinking fund.

10. Persons Deemed Owners.

The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money.

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Amendment, Waiver.

Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended (for the provisions thereof waived) with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes.

13. Defaults and Remedies.

There are no defaults or events of default in respect of the Notes. There is no cross default under the Notes. However, the entire principal amount of all the Notes and any accrued interest, arrears of interest and Additional Amounts thereon will be automatically accelerated, without any action by the Trustee or any holder and any principal, interest or Additional Amounts will become immediately due and payable, in case of a Bankruptcy Event or a Liquidation Event. No payments will be made to holders of any class of the Company’s Capital Stock before all amounts due, but unpaid, to all holders of the Notes have been paid by the Company.

There is no right of acceleration of the payment of principal of the Notes if the Company fails to pay interest, Arrears of Interest and Additional Amounts thereon when any such payment becomes due pursuant to the Indenture. The rights of Holders to enforce the provisions of the Indenture and the Notes are expressly limited by the provisions of the Indenture.

14. Trustee Dealings with the Company.

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. No Recourse Against Others.

An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability.

16. Authentication.

Any Officer of the Company may sign the Notes for the Company by manual, facsimile or electronic signature. This Note shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent) electronically or manually signs the certificate of authentication on the other side of this Note.

17. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/GIMIA (=Uniform Gift to Minors Act).

18. Governing Law, etc.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

19. CUSIP Number.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP or other similar numbers to be printed on the Notes and has directed the Trustee to use CUSIP number in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Currency of Account; Conversion of Currency.

U.S. Legal Tender is the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

21. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

The Company has agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in the City of New York and County of New York and in the courts of their respective corporate domiciles, in respect of actions brought against them as defendants. The Company has irrevocably submitted to the jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection they may now or hereafter have to the laying of venue of any such proceeding, and any claim they may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum and irrevocably waived the right to any other jurisdiction to which it may be entitled on account of law, of its present or future place of residence or domicile or for any other reason. The Company has appointed CEMEX NY Corporation, 590 Madison Avenue, 27th Floor, New York, NY 10022, its authorized agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in the City of New York and County of New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company has, to the fullest extent permitted by applicable law, irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

CEMEX, S.A.B. de C.V.

Avenida Ricardo Margáin Zozaya #325

Colonia Valle del Campestre

San Pedro Garza García, Nuevo León, México 66265

Tel: +5281-8888-8888

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program); pursuant to Exchange Act Rule 17Ad-15.

[To be attached to Global Notes only]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO REGULATION S

[Date]

The Bank of New York Mellon

240 Greenwich Street, Floor 7 East

New York, NY 10286

Attention: International Corporate Trust

Re:	Subordinated Notes (the “Notes”)

of CEMEX, S.A.B. de C.V. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 14, 2023 (as amended and supplemented from time to time, the “Indenture”), among the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture or Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), as the case may be.

In connection with our proposed sale of $[________] aggregate principal amount of the Notes, which represent an interest in a 144A Global Note beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S and, accordingly, we represent that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e) we are the beneficial owner of the principal amount of Notes being transferred.

In addition, if the transfer is made during a Distribution Compliance Period and the provisions of Rule 904(b)(1) or Rule 904(b)(2) of Regulation S are applicable thereto, we confirm that such transfer has been made in accordance with the applicable provisions of Rule 904(b)(1) or Rule 904(b)(2), as the case may be.

B-1

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Signature Guarantee:

  (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

B-2

EXHIBIT C

FORM OF CERTIFICATE FOR TRANSFER PURSUANT TO RULE 144

[Date]

The Bank of New York Mellon

240 Greenwich Street, Floor 7 East

New York, NY 10286

Attention: International Corporate Trust

Re:	Subordinated Notes (the “Notes”)

of CEMEX, S.A.B. de C.V. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 14, 2023 (as amended and supplemented from time to time, the “Indenture”), among the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of $[__________] aggregate principal amount of the Notes, which represent an interest in a 144A Global Note beneficially owned by the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act.

You and the Company are entitled to conclusively rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

C-1

EXHIBIT D

FORM OF CERTIFICATION FOR TRANSFER PURSUANT TO RULE 144A

[Date]

The Bank of New York Mellon

240 Greenwich Street, Floor 7 East

New York, NY 10286

Attention: International Corporate Trust

Re:	Subordinated Notes (the “Notes”)

of CEMEX, S.A.B. de C.V. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of March 14, 2023 (as amended and supplemented from time to time, the “Indenture”), among the Company and The Bank of New York Mellon, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed transfer of $[___________] aggregate principal amount of the Notes, which represent an interest in a Regulation S Global Note beneficially owned by the undersigned (“Transferor”), we confirm that such transfer has been effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended, and, accordingly, we represent that the beneficial interest will be transferred to a Person that we reasonably believe is purchasing the beneficial interest for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

D-1

Very truly yours,

[Name of Transferor]

By:

Authorized Signature

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

D-2